APPENDIX A




FUND                                                                 ANNUAL FEE

The 59 Wall Street Inflation-Indexed Securities Fund                      0.25%

The 59 Wall Street U.S. Equity Fund                                       0.25%

The 59 Wall Street Small Company Fund                                     0.25%

The 59 Wall Street European Equity Fund                                   0.25%

The 59 Wall Street Pacific Basin Equity Fund                              0.25%

The 59 Wall Street International Equity Fund1                             0.25%

The 59 Wall Street Emerging Markets Equity Fund2                          0.25%

The 59 Wall Street Mid-Cap Fund3                                          0.25%

WS5151C

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1Added August 23, 1994.
2Added February 18, 1997.
3Added August 19, 1997.